Exhibit (j)

           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Financial Highlights" for the Investors Florida Municipal Cash Fund, Investors Michigan Municipal Cash Fund, Investors New Jersey Municipal Cash Fund, Investors Pennsylvania Municipal Cash Fund, and Tax-Exempt New York Money Market Fund (collectively, the Funds) in the Investors Municipal Cash Fund Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Investors Municipal Cash Fund Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment Number 23 to the Registration Statement (Form N-1A, No. 33-34819) of our report dated May 8, 2006, on the financial statements and financial highlights of the Investors Florida Municipal Cash Fund, Investors Michigan Municipal Cash Fund, Investors New Jersey Municipal Cash Fund, Investors Pennsylvania Municipal Cash Fund, and Tax-Exempt New York Money Market Fund included in the respective Funds' Annual Report dated March 31, 2006.


                                                     /s/ ERNST & YOUNG LLP


Boston, Massachusetts
July 25, 2006